Exhibit 11

                           LANDMARK BANCSHARES, INC.
             Statement Regarding Computation of Earnings Per Share
                 Years Ended September 30, 1997, 1996 and 1995

                                                            Years Ended September 30,
                                                  -----------------------------------------
                                                      1997           1996           1995
                                                  ----------     ----------     -----------
Primary:
     Weighted average common shares outstanding   $2,281,312     $2,281,312     $2,281,312
     Net effect of dilutive stock options            111,889         72,860         33,707
     Average unallocated ESOP shares                 (94,291)      (107,987)      (123,231)
     Weighted average treasury shares purchased     (498,325)      (308,365)       (50,574)
                                                   ---------      ---------      ---------
                                                   1,800,585      1,937,820      2,141,214
                                                   =========      =========      =========

Fully Diluted:
     Weighted average common shares outstanding   $2,281,312     $2,281,312     $2,281,312
     Net effect of dilutive stock options            144,186         88,814         68,039
     Average unallocated ESOP shares                 (94,291)      (107,987)      (123,231)
     Weighted average treasury shares purchased     (498,325)      (308,365)       (50,574)
                                                   ---------      ---------      ---------
                                                   1,832,882      1,953,774      2,175,546
                                                   =========      =========      =========

Net earnings                                      $2,514,437     $1,404,226     $1,762,523
                                                  ==========     ==========     ==========

Earnings per share:
     Primary                                      $     1.40     $     0.72     $     0.82
                                                  ==========     ==========     ==========
     Fully Diluted                                $     1.37     $     0.72     $     0.81
                                                  ==========     ==========     ==========


Beginning with the fiscal year ending September 30, 1995, the Company accounts for the 136,878 shares acquired by the Employee Stock Ownership Plan ("ESOP") in accordance with Statement of Position 93-6. In accordance with this statement, shares controlled by the ESOP are not considered in the weighted average shares outstanding until the shares are committed for allocation. In accordance with the provisions of the Statement, the change in accounting for shares held by the ESOP was applied prospectively.